Exhibit 99.1

NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Receives Draft NRC Materials License for Nichols Ranch ISR Project

Casper, Wyoming, November 23, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex and TSX: URZ; Frankfurt: U9E) is pleased to announce that the United States Nuclear Regulatory Commission (“NRC”) has issued in draft form the Materials License Number SUA-1597 to the Company on its Nichols Ranch In-Situ Recovery (“ISR”) Project located in Campbell and Johnson Counties, Wyoming, U.S.A.

The draft Materials License is a fundamental step in obtaining the final NRC Materials License that, along with the State of Wyoming Permit To Mine, currently in the final stages of approval, will allow the Company to develop its first ISR uranium mine in Wyoming. “The issuance of this critical document indicates substantial progress in the permitting process”, stated George Hartman, Uranerz Chief Operating Officer, "we are now preparing to initiate the construction stage”.

The issuance of the NRC Materials License in draft form allows the Company to review the document to determine if there have been any material errors or omissions, or if there are any operational, procedural, monitoring or reporting requirements in the draft Materials License that are contrary to the requirements stated in the Company’s current revised application on file with the NRC. If there are material differences in the requirements between those stated in the draft Materials License and those stated in the revised application, the Company will have the opportunity to discuss these differences with the NRC and come to a mutually acceptable resolution. After the draft Materials License review process is completed and thirty days after the final Supplemental Environmental Impact Statement is published, the NRC can then issue the final Materials License for the Nichols Ranch ISR Project; however, there can be no assurance as to when or if the NRC will issue the final Materials License for the Nichols Ranch ISR Project. The issuance of the draft Materials License does not constitute a final licensing decision by the staff of the NRC.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving near-term commercial ISR uranium production in Wyoming, the largest producer of uranium of any U.S. State. The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has already entered into long-term uranium sales contracts with two of the largest nuclear utilities in the U.S., including Exelon.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at info@uranerz.com. Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the United States Securities and Exchange Commission (the “SEC”) at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to anticipated progress or outcome of the Company’s permitting applications, including but not limited to its application to the NRC in respect of which the draft Materials License has been issued, statements as to anticipated plant design and construction progress, and statements which predict or project the impact of the Nichols Ranch ISR Project operations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking information or forward-looking statements, except as required by law.